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ALPS Distributors, Inc.                                           Form of
1290 Broadway, Suite 1100                                         Exhibit (e)(7)
Denver, CO 80203

Ladies and Gentlemen:

     Reference is made to the Distribution Agreement between us dated September 30, 2005 (the "Agreement").

     Pursuant to the Agreement, this letter is to provide notice of the creation of two additional funds of the State Street Institutional Investment Trust (the "Trust"), namely the State Street Institutional Treasury Fund and the State Street Institutional Treasury Plus Fund (the "New Funds").

     We request that you act as Distributor under the Agreement with respect to the New Funds.

     Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one copy to the Trust and retaining one copy for your records.

                                        Very truly yours,

                                        State Street Institutional Investment
                                        Trust


                                        By:
                                            ------------------------------------


                                        Accepted:

                                        ALPS Distributors, Inc.


                                        By:
                                            ------------------------------------

Dates: September__, 2007